EXECUTION VERSION

TENTH AMENDMENT TO CREDIT AGREEMENT

TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 20, 2009, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain SUBSIDIARIES OF BORROWER, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”), GUARANTY BANK, as resigning administrative agent for the Lenders (in such capacity, the “Resigning Agent”) and as resigning issuing bank (in such capacity, the “Resigning Issuing Bank”) and WELLS FARGO BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Successor Agent”) and as successor issuing bank (in such capacity, the “Successor Issuing Bank”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, Guarantors, Resigning Agent and certain Lenders are party to that certain Credit Agreement, dated as of May 25, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Resigning Agent and Resigning Issuing Bank desire to resign as Administrative Agent and Issuing Bank, respectively, under the Credit Agreement and Successor Agent and Successor Issuing Bank desire to be appointed as Administrative Agent and Issuing Bank, respectively, under the Credit Agreement; and

WHEREAS, Borrower, Guarantors, Successor Agent and Lenders have agreed to amend the Credit Agreement as provided herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Cover Page.  The cover page to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with the cover page attached hereto as Annex A.

1.2 Preamble.  The preamble to the Credit Agreement shall be and it hereby is amended by deleting the reference to “GUARANTY BANK” and substituting in lieu thereof the name “WELLS FARGO BANK, N.A.”.

1.3 Additional Definitions.  The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Tenth Amendment Effective Date” means May 20, 2009.

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“Wells Fargo” means Wells Fargo Bank, N.A.

1.4 Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

“Administrative Agent” means Wells Fargo Bank, N.A., in its capacity as contractual representative of the Lenders hereunder pursuant to ARTICLE X and not in its individual capacity as a Lender, and any successor agent appointed pursuant to ARTICLE X.

“Approved Counterparty” means, at any time and from time to time, (i) any Person engaged in the business of writing Swap Agreements for commodity, interest rate or currency risk that is acceptable to the Administrative Agent or has (or the credit support provider of such Person has), at the time Borrower or any Restricted Subsidiary enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baa1 or better by Moody’s, (ii) any Lender Counterparty, and (iii) Shell Energy North America (US) L.P.

“Aggregate Commitment” means, as of the Tenth Amendment Effective Date, $259,400,000 and thereafter as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.02A and as a result of changes in the Borrowing Base; provided that such amount shall not at any time exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base then in effect.  If at any time the Borrowing Base is reduced below the Aggregate Commitment, the Aggregate Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time.

“Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to Wells Fargo or any of its Affiliates in respect of treasury management arrangements, depositary or other cash management services.

“Fee Letter” means that certain Fee and Mandate Letter, dated as of May 18, 2009, between the Borrower and Wells Fargo.

“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its predecessors and/or successors in such capacity to the extent provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in Houston, Texas.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

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1.5 Deleted Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the following definition: “Guaranty Bank”.

1.6 Fees.  Clause (b) of Section 2.11 of the Credit Agreement shall be and it hereby is amended by deleting the phrase “Seventh Amendment Effective Date” located twice therein and twice substituting in lieu thereof the phrase “Tenth Amendment Effective Date”.

1.7 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  Clauses (a) and (b) of Section 2.17 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

(a)           The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 1700 Lincoln Ave. 3rd Floor, MAC C7300-035, Denver, Colorado 80203, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 11.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof in like funds as received.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that in the event such funds are received by and available to the Administrative Agent as a result of the exercise of any rights and remedies with respect to any collateral under the Security Instruments, the parties entitled to a ratable share of such funds pursuant to the foregoing clause (ii) and the determination of each parties’ ratable share shall include, on a pari passu basis, (x) the Lender Counterparties and the actual aggregate amounts then due and owing to each Lender Counterparty by the Borrower or any Guarantor as a result of the early termination of any

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transactions under any Swap Agreements included in the Obligations (after giving effect to any netting agreements) and (y) Wells Fargo or any of its Affiliates with respect to Cash Management Obligations then due and owing to Wells Fargo or any of its Affiliates by any Credit Party.

1.8  Deposit Accounts.  Section 4.18 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 4.18.      Deposit Accounts.  From and after forty-five (45) days after the Tenth Amendment Effective Date (or such longer time as acceptable to Administrative Agent in its sole discretion), except for deposit and investment accounts maintained at financial institutions (other than the Administrative Agent) the aggregate balance of which does not exceed $200,000 at any time for all such other deposit and investment accounts taken as a whole, no Credit Party maintains any deposit or investment account (and no Affiliate of any Credit Party maintains any deposit or investment account) into which either (a) proceeds of Hydrocarbon production from the Oil and Gas Interests included in the Borrowing Base Properties are deposited or (b) distributions and dividends on Equity Interests owned by any Credit Party are paid and deposited, in each case, other than Eligible Accounts.

1.9 Mortgages.  Section 6.09 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 6.09.      Mortgages.  From time to time as requested by the Administrative Agent, the Borrower will, and will cause each Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, Mortgages in form and substance reasonably acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as the Administrative Agent shall reasonably deem necessary or appropriate to grant, evidence and perfect a valid  first priority Lien, subject only to Permitted Liens, in (a) not less than eighty percent (80%) of the Engineered Value of all Borrowing Base Properties (excluding any Oil and Gas Interests in the area known as the Camp Hill Field in Anderson County, Texas) and (b) not less than eighty percent (80%) of the Engineered Value of the Borrower’s and each Guarantor’s Oil and Gas Interests in the area known as the Camp Hill Field in Anderson County, Texas.

1.10 Title Data.  Section 6.10 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 6.10.      Title Data.  From time to time as requested by the Administrative Agent, the Borrower will, and will cause each Guarantor to, deliver to the Administrative Agent such opinions of counsel and other evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate

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to verify (a) (i) for the period from the Tenth Amendment Effective Date until thirty (30) days after the Tenth Amendment Effective Date (or such longer time as acceptable to Administrative Agent in its sole discretion), such Credit Party’s title to not less than fifty percent (50%) of the Engineered Value of the Borrowing Base Properties (excluding any Oil and Gas Interests in the area known as the Camp Hill Field in Anderson County, Texas), and (ii) at any time thereafter, such Credit Party’s title to not less than seventy-five percent (75%) of the Engineered Value of the Borrowing Base Properties (excluding any Oil and Gas Interests in the area known as the Camp Hill Field in Anderson County, Texas), (b) such Credit Party’s title to not less than fifty percent (50%) of the Engineered Value of the Oil and Gas Interests in the area known as the Camp Hill Field in Anderson County, Texas and (c) the validity, perfection and priority of the Liens created by the Mortgages and such other matters regarding the Mortgages as Administrative Agent shall reasonably request.  The Borrower will, and will cause each Guarantor to, use commercially reasonable efforts to deliver to the Administrative Agent, or its counsel on or before April 2, 2007, reasonably satisfactory evidence demonstrating that the Borrower or such Guarantor, as the case may be, has performed all of the title curative actions described on Schedule 6.10.  To the extent any such title curative action is not performed on or before April 2, 2007, the Administrative Agent may, in its reasonable discretion, reduce the Borrowing Base to account for such failure to perform such title curative action and such reduction shall be restored upon the performance of such title curative action to the reasonable satisfaction of the Administrative Agent.

1.11 Production Proceeds and Bank Accounts.  Section 6.15 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 6.15.      Production Proceeds and Bank Accounts.  Within forty-five (45) days after the Tenth Amendment Effective Date (or such longer time as acceptable to Administrative Agent in its sole discretion), subject to the terms and conditions of the Mortgages, each Credit Party shall cause all production proceeds and revenues attributable to the Oil and Gas Interests of such Credit Party and all distributions and dividends on any Equity Interests owned by any Credit Party to be paid and deposited into deposit accounts of such Credit Party maintained with the Administrative Agent or with other financial institutions acceptable to the Administrative Agent and cause all such deposit accounts at other financial institutions (other than deposit and investment accounts the aggregate balance of which does not exceed $200,000 at any time for all such other deposit and investment accounts taken as a whole) to be subject to a control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent (each, an “Eligible Account”).

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1.12 Swap Agreements.  Section 7.06 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.06.      Swap Agreements.  (a) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or maintain any Swap Agreement, except the Swap Agreements required under Section 6.11 and Swap Agreements entered into in the ordinary course of business with Approved Counterparties and not for speculative purposes to:

(i) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure, provided that:

(A) to the extent any such Swap Agreements requires any Credit Party to deliver money, assets or other security, including letters of credit, against any event of nonperformance prior to actual default by such Credit Party in the performance of its obligations thereunder (excluding any such Swap Agreement with any Lender Counterparty that only requires the delivery of the money, assets or other security required pursuant to the Loan Documents), the aggregate value of all money, assets or other security, including the amount drawn or which could be drawn under any such letters of credit, delivered by the Credit Parties, taken as a whole, shall not exceed $10,000,000 in the aggregate at any time, and the term of any transaction entered into after the Effective Date under any such Swap Agreements requiring such delivery of money, assets or other security shall not exceed twelve (12) months;

(B) the aggregate notional volume per month of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements of the type described in this clause (i) (including the Swap Agreements required under Section 6.11 but excluding Swap Agreements that constitute a put agreement or a floor agreement) shall not at any time exceed eighty percent (80%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower and the Restricted Subsidiaries for any month during the forthcoming four year period (provided that no violation of this Section 7.06 shall be deemed to occur with respect to any month for which, as of May 18, 2009, the aggregate notional volume of Crude Oil and Natural Gas, calculated separately, under all Swap Agreements then in effect exceeds 80% of the “forecasted production from proved producing reserves” of the Borrower and the Restricted Subsidiaries for such month); and

(C) such Swap Agreement (excluding any transaction under a Swap Agreement entered into after the effective date of such Swap Agreement and related documentation evidencing any such transaction) is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (it being understood that each Swap Agreement to which the Borrower or any Restricted Subsidiary is a party as of the

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Tenth Amendment Effective Date is satisfactory to the Administrative Agent and the Required Lenders); and

(ii) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party; provided that:

(A) the aggregate notional amount under all Swap Agreements of the type described in this clause (ii) shall not at any time exceed the amount of Loans then outstanding; and

(B) such Swap Agreement (excluding any transaction under a Swap Agreement entered into after the effective date of such Swap Agreement and related documentation evidencing any such transaction) is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (it being understood that each Swap Agreement to which the Borrower or any Restricted Subsidiary is a party as of the Tenth Amendment Effective Date is satisfactory to the Administrative Agent and the Required Lenders).

(b)  As used in clause (a)(i)(B), “forecasted production from proved producing reserves” means the forecasted production of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 6.01, after giving effect to any pro forma adjustments for the consummation of any Acquisitions or Dispositions of Oil and Gas Interests and production from new wells completed since the effective date of such Reserve Report.

(c)  At any time that the Borrowing Base Usage is greater than seventy-five percent (75%), the Administrative Agent shall, at the request of all the  Lenders, require the Borrower and its Restricted Subsidiaries to enter into and maintain Swap Agreements upon terms, including projected production volumes, and pursuant to documentation, in form and substance reasonably satisfactory to the Lenders.

(d)  In the event any Credit Party amends, modifies, cancels, sells, transfers, assigns, terminates, or otherwise disposes of any Swap Agreement entered into by any Credit Party pursuant to this Section 7.06 (other than any disposition occurring as a result of a scheduled termination of a Swap Agreement or a transaction under a Swap Agreement in accordance with its terms) on or at any time after the Eighth Amendment Effective Date (each, a “Swap Modification”), the Borrower shall promptly, and in any event within three (3) Business Days thereafter, provide written notice to the Administrative Agent of the terms of such Swap Modification, setting forth, in reasonable detail, (x) the effect of such Swap Modification on the aggregate notional amount of Crude Oil and Natural Gas subject to the Credit Parties’ Swap Agreements and (y) the amount of net consideration (if any) received by such Credit Party in the form of

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cash or Permitted Investments (“Net Cash Consideration”) as a result of such Swap Modification; provided that no Swap Modification may be made by any Credit Party without the prior written consent of the Required Lenders if such Swap Modification, together with all other Swap Modifications made since the most recent Redetermination Date, has the effect of reducing the aggregate notional amount of Crude Oil and Natural Gas subject to the Credit Parties’ Swap Agreements in effect as of the most recent Redetermination Date by more than five percent (5%); provided, further, that no Swap Modification may be made by any Credit Party if the aggregate Net Cash Consideration received by such Credit Party as a result of such Swap Modification, together with the aggregate Net Cash Consideration received by the Credit Parties as a result of all other Swap Modifications made since the most recent Redetermination Date, exceeds two and one-half percent (2.5%) of the Borrowing Base then in effect unless (1) such Credit Party has received the prior written consent of the Required Lenders or (2) promptly and in any event within three (3) Business Days after receipt thereof, the Borrower applies such excess Net Cash Consideration to prepay the principal amount of the Loans.

1.13 Notices.  Subclause (ii) of Section 11.01(a) of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(ii)           if to the Administrative Agent or Issuing Bank, to Wells Fargo Bank, N.A., 1700 Lincoln Ave. 3rd Floor, MAC C7300-035, Denver, Colorado  80203, Telecopy No.: (303) 863-5533, Attention:  Todd Hackbarth, Syndications Specialist, with a copy to Wells Fargo Bank, N.A., 1000 Louisiana, 9th Floor, MAC T5002-090, Houston, Texas  77002, Telecopy No.: (713) 319-1925, Attention:  Scott Hodges, Vice President;

1.14 Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with Schedule 2.01 attached hereto.

1.15 Amendment to Exhibits.  Each of the Exhibits to the Credit Agreement shall be and they hereby are amended by (a) deleting all references to “Guaranty Bank” solely in its capacity as Administrative Agent under the Credit Agreement and substituting in lieu thereof the name “Wells Fargo Bank, N.A.”.

SECTION 2. Resignation and Appointment of Administrative Agent and Issuing Bank.

2.1 Resignation of Resigning Agent and Resigning Issuing Bank.

(a)           Pursuant to ARTICLE X of the Credit Agreement, the Resigning Agent hereby resigns as Administrative Agent under the Credit Agreement upon the effectiveness of this Amendment.  Upon the effectiveness of such resignation, the Resigning Agent shall be discharged from its duties and obligations as Administrative Agent under the Credit Agreement and the other Loan Documents.  Notwithstanding such resignation and the assignment contained in Section 3.1 of this Amendment, the provisions of ARTICLE X and Section 11.03 of the Credit Agreement shall continue in effect for the benefit of the Resigning Agent in respect of any action

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taken or omitted to be taken by it while it was acting as the Administrative Agent under the Credit Agreement and the other Loan Documents.

(b)           Pursuant to Section 2.05(i) of the Credit Agreement, the Resigning Issuing Bank hereby resigns as Issuing Bank under the Credit Agreement upon the effectiveness of this Amendment.  Upon the effectiveness of such resignation, the Resigning Issuing Bank shall be discharged from its duties and obligations as Issuing Bank under the Credit Agreement and the other Loan Documents with respect to any Letters of Credit issued on or after the Tenth Amendment Effective Date.  Notwithstanding such resignation, (i) until such time as the Specified Letter of Credit (as hereinafter defined) is replaced pursuant to and in accordance with the terms of clause (d) of this Section 2.1, the Resigning Issuing Bank shall remain a party to the Credit Agreement and shall continue to have all the rights and obligations of an Issuing Bank under the Credit Agreement with respect to the Specified Letter of Credit, and (ii) the provisions of Section 11.03 of the Credit Agreement shall continue in effect for the benefit of the Resigning Issuing Bank in respect of any action taken or omitted to be taken by it while it was acting as the Issuing Bank under the Credit Agreement and the other Loan Documents.

(c)           The Resigning Agent, in its capacity as a Lender under the Credit Agreement, shall continue to have the same rights and powers under the Credit Agreement and any other Loan Document with respect to its Commitment and its Loans as any other Lender and may exercise the same notwithstanding its resignation as Administrative Agent under the Credit Agreement.

(d)           The Resigning Issuing Bank, the Successor Issuing Bank and the Borrower covenant and agree to use commercially reasonable efforts to cause the Specified Letter of Credit to be replaced with a Letter of Credit issued by the Successor Issuing Bank under the Credit Agreement within thirty (30) days after the Tenth Amendment Effective Date and until the date the Specified Letter of Credit is replaced with a Letter of Credit issued by the Successor Issuing Bank, the Borrower shall pay to the Resigning Issuing Bank all fees, including fronting fees, owed to the Resigning Issuing Bank pursuant to Section 2.11(b) of the Credit Agreement with respect to the Specified Letter of Credit when and as they become due, and in any event, no later than the date the Specified Letter of Credit is replaced in accordance with this Section 2.1(d).

2.2 Appointment of Successor Agent and Successor Issuing Bank.

(a)           Pursuant to ARTICLE X of the Credit Agreement, the Lenders hereby appoint the Successor Agent as Administrative Agent under the Credit Agreement and the other Loan Documents.  By its execution hereof, the Successor Agent hereby accepts such appointment and by its acceptance of such appointment, the Successor Agent hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Resigning Agent in its capacity as Administrative Agent under the Credit Agreement.  Notwithstanding the appointment of the Successor Agent as Administrative Agent, Wells Fargo, in its capacity as a Lender under the Credit Agreement, shall have the same rights and powers under the Credit Agreement and any other Loan Document with respect to its Commitment and its Loans as any other Lender and may exercise the same as though it were not the Administrative Agent.  In addition, the term “Lender” or “Lenders” in the Credit Agreement or any other Loan Document shall, at any time

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when Wells Fargo is a Lender, unless the context otherwise indicates, include the Successor Agent in its individual capacity.

(b)           Pursuant to Section 2.05(i) of the Credit Agreement, the Borrower and the Successor Agent hereby appoint the Successor Issuing Bank as Issuing Bank under the Credit Agreement and the other Loan Documents.  By its execution hereof, the Successor Issuing Bank hereby accepts such appointment and by its acceptance of such appointment, the Successor Issuing Bank hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Issuing Bank under the Credit Agreement with respect to any Letters of Credit issued on or after the Tenth Amendment Effective Date.

SECTION 3. Assignment

3.1 Resigning Agent Assignment.  Upon the effectiveness of this Amendment, the Resigning Agent, solely in its capacity as Administrative Agent under the Credit Agreement and the other Loan Documents, hereby transfers, assigns, conveys and delivers, as of the Tenth Amendment Effective Date, to the Successor Agent, for the benefit of itself and the Secured Parties, all of the Resigning Agent’s, right, title and interest in, to and under (i) the Credit Agreement and the other Loan Documents, (ii) any and all collateral granted to the Resigning Agent, for the benefit of the Secured Parties, under any Loan Document and (iii) all proceeds of any and all of the foregoing (collectively, the “Assigned Items”); provided that the Resigning Agent expressly reserves all of its rights and benefits provided to it under ARTICLE X and Section 11.03 of the Credit Agreement.  The Assigned Items are being assigned and transferred by the Resigning Agent to the Successor Agent without recourse and except as expressly provided in Section 3.2 of this Amendment, without representation or warranty, express or implied, by the Resigning Agent.

3.2 Representations and Warranties.

(a)           The Resigning Agent represents and warrants to the Successor Agent that (i) the Resigning Agent is, in all material respects, the owner and holder of the Assigned Items, (ii) the Assigned Items are, in all material respects, free and clear of any lien, encumbrance or other adverse claim and (iii) the Resigning Agent has full right, power and authority to transfer to the Successor Agent all of the Assigned Items and to execute and deliver this Amendment.

(b)           The Successor Agent represents and warrants to the Resigning Agent that (i) the Successor Agent has full right, power and authority to assume the Assigned Items and to execute and deliver this Amendment and (ii) the Successor Agent has made an independent decision to enter into this Amendment and to assume the Assigned Items, without reliance on any representation or warranty by the Resigning Agent, other than those representations and warranties expressly set forth herein.

(c)           Each Credit Party represents and warrants to the Resigning Agent and the Successor Agent that as of the Tenth Amendment Effective Date, both before and immediately after giving effect to this Amendment, such Credit Party has no right of setoff, defense or counterclaim against the enforcement of the Assigned Items.

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3.3 UCC Financing Statements.  The Resigning Agent and each Credit Party hereby authorizes the Successor Agent to file UCC financing statement amendments and other assignment documents assigning all of the Resigning Agent’s right, title and interest in, to and under the Assigned Items to the Successor Agent.

3.4 Collateral.  The Resigning Agent shall, at the Credit Parties’ expense, promptly, but in any event within ten (10) days after the Tenth Amendment Effective Date, deliver to the Successor Agent all of the collateral in the possession or control of the Resigning Agent, solely in its capacity as administrative agent for the Lenders under the Credit Agreement, including, without limitation, any stock and/or membership certificates (together with stock and/or membership interest powers with respect thereto) held by the Resigning Agent in connection with the Credit Agreement and any other Loan Documents.

3.5 Modification of Mortgages.  Within thirty (30) days after the Tenth Amendment Effective Date (or such longer time as is acceptable to the Successor Agent in its sole discretion), the Resigning Agent and each Credit Party agrees to deliver to the Successor Agent assignments and/or amendments to each of the Mortgages as shall be reasonably requested by the Successor Agent to evidence the assignment of the Resigning Agent’s right, title and interest in, to and under the Mortgages to the Successor Agent, duly executed by the Resigning Agent, the Successor Agent and the appropriate Credit Parties and in form and substance reasonably satisfactory to the Successor Agent.  For the avoidance of doubt, no Credit Party shall be deemed to have breached or violated this Section 3.5 if such Credit Party shall have delivered to the Successor Agent the documents required pursuant to this Section 3.5 within the time period prescribed by this Section 3.5, notwithstanding that the Resigning Agent shall not have delivered such documents to the Successor Agent within such time period.

3.6 Insurance Certificates.  Within thirty (30) days after the Tenth Amendment Effective Date (or such longer time as is acceptable to the Successor Agent in its sole discretion), Borrower shall deliver to the Successor Agent (a) copies of standard insurance certificates issued to Successor Agent evidencing the insurance coverage required to be maintained by the Credit Parties pursuant to Section 6.05 of the Credit Agreement and (b) standard endorsements in favor of the Successor Agent naming the Successor Agent as additional insured with respect to all liability insurance policies and loss payee with respect to all casualty and property insurance policies, in the case of each of clauses (a) and (b), in form and substance reasonably satisfactory to the Successor Agent.

3.7 Further Assurance.  The Resigning Agent agrees from time to time, at the Credit Parties’ expense, to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, instruments and filings that the Successor Agent may at any time reasonably deem necessary or desirable to carry out the intent and purposes set forth in Section 2 and Section 3 of this Amendment.

SECTION 4. Consents.

4.1 Appointment of Wells Fargo as Successor Agent.  Each Credit Party hereby consents to the appointment by the Lenders of the Successor Agent as Administrative Agent

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under the Credit Agreement and the other Loan Documents pursuant to Section 2 of this Amendment.

4.2 Appointment of Wells Fargo as Successor Issuing Bank.  Each Lender hereby consents to the appointment by the Borrower and the Successor Agent of the Successor Issuing Bank as Issuing Bank under the Credit Agreement and the other Loan Documents pursuant to Section 2 of this Amendment.

4.3 Assignment.  Each Lender and each Credit Party hereby consents to the assignment of the Assigned Items by the Resigning Agent to the Successor Agent pursuant to Section 3 of this Amendment.

SECTION 5. Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the appointment of a successor administrative agent and successor issuing bank contained in Section 2 of this Amendment, the assignment contained in Section 3 of this Amendment and the consents contained in Section 4 of this Amendment shall become effective upon the satisfaction of each of the conditions set forth in this Section 5.

5.1 Execution and Delivery.  Each Credit Party, the Lenders, the Resigning Agent, the Resigning Issuing Bank, the Successor Agent and the Successor Issuing Bank shall have executed and delivered this Amendment.

5.2 No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

5.3 Fees.  Borrower and Successor Agent shall have executed and delivered a fee letter in connection with this Amendment, and Borrower shall have paid to the Successor Agent all fees payable under such fee letter at the time this Amendment becomes effective.

5.4 Notes.  Borrower shall have executed and delivered a promissory note to Wells Fargo and a replacement promissory note to each Lender that has previously requested a promissory note in accordance with Section 2.08(e) of the Credit Agreement.

5.5 Assignment.  The Successor Agent shall have received a duly executed copy of a certain Assignment and Assumption dated as of the Tenth Amendment Effective Date between Guaranty Bank, as assignor, and Wells Fargo, as assignee, pursuant to which Guaranty Bank shall have assigned $50,000,000 of its Commitment to Wells Fargo.

5.6 Fees to Resigning Issuing Bank.  Borrower shall have paid to the Resigning Issuing Bank all accrued and unpaid fees, including fronting fees, owed to the Resigning Issuing Bank pursuant to Section 2.11(b) of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment).

5.7 Mortgages.  Borrower shall have executed and delivered to the Successor Agent Mortgages in form and substance reasonably acceptable to the Successor Agent (each duly authorized and executed, as applicable) as the Successor Agent shall reasonably deem necessary or appropriate to comply with Section 6.09 of the Credit Agreement.

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5.8 Pledge Amendments.  The Successor Agent shall have received amendments to each of the Pledge Agreements as shall be reasonably requested by the Successor Agent, duly executed by the Successor Agent and the appropriate Credit Parties and in form and substance reasonably satisfactory to the Successor Agent.

5.9 Other Documents.  The Successor Agent, the Resigning Agent and the Resigning Issuing Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or their respective special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Successor Agent, the Resigning Agent or the Resigning Issuing Bank, as applicable.

SECTION 6. Representations and Warranties of the Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

6.1 Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and taking into account any amendments to the schedules or exhibits as a result of any disclosures made in writing by such Credit Party to the Administrative Agent after the Effective Date and approved by the Administrative Agent and the Required Lenders in writing).

6.2 Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

6.3 Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

6.4 No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

6.5 Letters of Credit.  As of the Tenth Amendment Effective Date, both before and immediately after giving effect to the consummation of the transactions contemplated herein,

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except for that certain Letter of Credit (including all amendments thereto) more particularly described on Annex B attached hereto (the “Specified Letter of Credit”), there are no outstanding Letters of Credit and the aggregate LC Exposure of all Lenders is $150,000.00.

SECTION 7. Miscellaneous.

7.1 Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement (including the schedules and exhibits thereto) and the other Loan Documents to either “JPMorgan Chase Bank, N.A.”, “JPMorgan Chase Bank, National Association” or “Guaranty Bank” solely in their respective capacities as Administrative Agent, Collateral Agent and/or Issuing Bank shall be deemed to refer to “Wells Fargo Bank, N.A.”.

7.2 Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Credit Party hereby agrees that nothing contained in this Amendment shall in any manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

7.3 Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4 Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Successor Agent, the Resigning Agent, the Resigning Issuing Bank and Guaranty Bank, in its capacity as a Lender, incurred by such parties in connection with the preparation, negotiation and execution of this Amendment and all related documents (including, without limitation, all reasonable out-of-pocket expenses incurred by the Successor Agent or its counsel in connection with the recording and filing of Mortgages, assignments and/or amendments to Mortgages and UCC-1 financing statements).

7.5 Further Assurances.  Each Credit Party covenants and agrees from time to time, as and when requested by the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or the Lenders, as the case may be, may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

7.6 Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or

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electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.7 Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.8 Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

7.9 Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.10 Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President and Chief Financial Officer

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GUARANTORS:

CCBM, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CLLR, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

HONDO PIPELINE, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CARRIZO (MARCELLUS) LLC

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CARRIZO MARCELLUS HOLDING INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

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CHAMA PIPELINE HOLDING LLC

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

PECOS PIPELINE LLC

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

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SUCCESSOR AGENT, SUCCESSOR
ISSUING BANK AND LENDER:

WELLS FARGO BANK, N.A., as Successor
Agent, Successor Issuing Bank and as a Lender

By:  /s/ Scott Hodges
Name:  Scott Hodges
Title:  Vice President

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RESIGNING AGENT, RESIGNING
ISSUING BANK AND LENDER:

GUARANTY BANK, as Resigning Agent,
Resigning Issuing Bank and as a Lender

By:  /s/ Kelly L. Elmore III
Name: Kelly L. Elmore III
Title: Senior Vice President

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ROYAL BANK OF CANADA,
as Syndication Agent and as a Lender

By:  /s/ Don J. McKinnerney
Name:  Don J. McKinnerney
Title:  Authorized Signatory

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CAPITAL ONE, N.A.,
as a Co-Documentation Agent and as a Lender

By:  /s/ Eric Broussard
Name:  Eric Broussard
Title:  Senior Vice President

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UNION BANK, N.A. (f/k/a UNION BANK
OF CALIFORNIA, N.A.),
as a Co-Documentation Agent and as a Lender

By:  /s/ Damien Meiburger
Name: Damien Meiburger
Title: Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION,
as a Co-Documentation Agent and as a Lender

By:  /s/ Heather W. Kiely
Name:  Heather W. Kiely
Title:  Vice President

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CREDIT SUISSE. CAYMAN ISLANDS
BRANCH
as a Lender

By:  /s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

By:  /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Vice President

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FORTIS CAPITAL CORP.,
as a Lender

By:  /s/ Michele Jones
Name: Michele Jones
Title: Director

By:  /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

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